                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             Hamilton Bancorp Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                              HAMILTON BANCORP INC.








                                October 19, 2001



Dear Stockholder:

         On behalf of the Board of Directors, I am pleased to extend to you an invitation to attend the Annual Meeting of Stockholders of Hamilton Bancorp Inc. to be held in Miami, Florida, on Tuesday, November 27, 2001, beginning at 10:00 a.m., Eastern Standard Time.

         The notice of meeting and proxy statement which appear on the following pages contain information about matters which are to be considered at the meeting. During the meeting we will also review our results of operations for the past year and present other information concerning Hamilton Bancorp Inc. and its subsidiary, Hamilton Bank, N.A. The meeting should be interesting and informative, and we hope you will be able to attend.

         In order to ensure that your shares are voted at the meeting, please complete, date, sign and return the enclosed proxy in the enclosed postage-paid envelope at your earliest convenience. Every stockholder's vote is important, whether you own a few shares or many.

                                       Sincerely yours,

                                       /s/ Eduardo A. Masferrer


                                       Eduardo A. Masferrer
                                       Chairman and Chief Executive Officer



                   3750 N.W. 87th Avenue, Miami, Florida 33178

                              HAMILTON BANCORP INC.

                   3750 N.W. 87th Avenue, Miami, Florida 33178

                            NOTICE OF ANNUAL MEETING
                         TO BE HELD ON NOVEMBER 27, 2001



                                                                October 19, 2001



         The Annual Meeting of Stockholders of Hamilton Bancorp Inc. will be held at the offices of Hamilton Bancorp at 3750 N.W. 87th Avenue, Miami, Florida, on Tuesday, November 27, 2001 at 10:00 a.m., Eastern Standard Time, for the purpose of considering and acting on the following matters:

         1. a proposal to elect the six nominees named in the attached proxy statement as directors of Hamilton Bancorp in each case until their successors are duly elected and qualified;

         2. such other business as may properly come before the Meeting or any adjournments thereof.

         All holders of record of Hamilton Bancorp's Common Stock on the books of Hamilton Bancorp at the close of business on October 4, 2001 are entitled to notice of and to vote at the meeting.

                                       By Order of the Board of Directors.

                                       /s/ J. Reid Bingham

                                       J. Reid Bingham
                                       Secretary


         WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE TO ENSURE THAT YOUR SHARES ARE VOTED AT THE MEETING. YOUR VOTE IS IMPORTANT, WHETHER YOU OWN A FEW SHARES OR MANY.

                              HAMILTON BANCORP INC.

                   3750 N.W. 87th Avenue, Miami, Florida 33178


                      ------------------------------------

                                 PROXY STATEMENT

                      ------------------------------------



GENERAL

         The enclosed proxy is solicited on behalf of the Board of Directors of Hamilton Bancorp Inc. in connection with the Annual Meeting of Stockholders of Hamilton Bancorp and any adjournments or postponements thereof to be held at the offices of Hamilton Bancorp at 3750 N.W. 87th Avenue, Miami, Florida, on Tuesday, November 27, 2001, at 10:00 a.m., Eastern Standard Time. The accompanying form of proxy is for use at the Meeting if a stockholder does not attend the Meeting in person or wishes to have his or her shares voted by proxy even if he or she attends the Meeting. The proxy may be revoked by the person giving it at any time before it is exercised by (i) giving written notice of such revocation to the Secretary of Hamilton Bancorp (ii) submitting a proxy having a later date or (iii) appearing at the Meeting and deciding to vote in person. All shares represented by valid proxies received pursuant to this solicitation and not revoked before they are exercised will be voted in the manner specified thereon. If no specification is made, proxies will be voted in favor of approval of Proposals 1 and 2 described below. This proxy statement, the enclosed proxy and the 2000 Annual Report to Stockholders are being first mailed to Hamilton Bancorp's stockholders entitled to notice of the Meeting on or about October 22, 2001. The Annual Report does not constitute "soliciting material" and is not to be deemed "filed" with the Securities and Exchange Commission.

         Hamilton Bancorp will bear the cost of preparing this proxy statement and of soliciting proxies in the enclosed form. Proxies may be solicited by employees of Hamilton Bancorp and its subsidiaries, either personally, by letter or by telephone. Such employees will not be specifically compensated for soliciting such proxies.

VOTING SECURITIES AND PRINCIPAL HOLDERS

         As of October 4, 2001, Hamilton Bancorp had outstanding 10,070,313 shares of Common Stock, par value $.01 per share. Each holder of Common Stock will have the right to one vote for each share of such stock standing in such holder's name on the books of Hamilton Bancorp as of the close of business on October 4, 2001 with respect to each matter voted on at the Meeting. Hamilton Bancorp is not aware of any stockholder who was the beneficial owner of more than 5% of the outstanding shares of Common Stock on October 4, 2001 except for
(i) Mr. Eduardo A. Masferrer who reports beneficial ownership of 843,422 shares of Common Stock or 8.3% of the outstanding shares of Common Stock and (ii) FMR Corp., its controlling shareholder, Edward C. Johnson 3rd, its wholly-owned subsidiary, Fidelity Management & Research Company ("Fidelity"), and a stock fund for which Fidelity is the investment adviser, Fidelity Low Priced Stock Fund, who reported on a Schedule 13G filed with the Securities and Exchange Commission on February 14, 2001 that they beneficially owned at December 31, 2000, 619,000 shares of Common Stock or 6.1% of the outstanding shares of Common Stock.

         The presence in person or by proxy of a majority of the shares of Common Stock outstanding on October 4, 2001 will constitute a quorum for purposes of conducting business at the Meeting. For purposes of determining the votes cast with respect to any matter presented for consideration at the Meeting only those votes cast "FOR" or "AGAINST" are included. Abstentions and broker non-votes (i.e., shares held by brokers on behalf of their customers, which may not be voted on certain matters because the brokers have not received specific voting instructions from their customers with respect to such matters) will be counted solely for the purpose of determining whether a quorum is present.


ELECTION OF DIRECTORS PROPOSAL

INFORMATION AS TO DIRECTORS AND EXECUTIVE OFFICERS

         Directors of Hamilton Bancorp will be elected by a plurality of the votes, represented in person or by proxy, cast at the Annual Meeting. Shares cannot be voted for a greater number of persons than the number of nominees named herein. Should any nominee be unavailable for election by reason of death or other unexpected occurrence, the enclosed proxy, to the extent permitted by applicable law, may be voted with discretionary authority in connection with the nomination by the Board of Directors and election of any substitute nominee. In addition, the Board may reduce the number of directors to be elected at the Meeting.

         The Board of Directors recommends that the stockholders elect the six
(6) nominees for directors listed below as directors of Hamilton Bancorp in each case until their successors are duly elected and qualified.

         PROXIES, UNLESS INDICATED TO THE CONTRARY, WILL BE VOTED "FOR" THE ELECTION OF THE SIX (6) NOMINEES NAMED BELOW, IN EACH CASE UNTIL THEIR SUCCESSORS ARE DULY ELECTED AND QUALIFIED.

         Listed below are the names of the six (6) nominees to serve as directors, together with their ages, their principal occupations during the past five years, any other directorships they hold with companies having securities registered under the Securities Exchange Act of 1934 and the years during which their current consecutive terms as directors of Hamilton Bancorp first commenced. No director or nominee for director beneficially owns more than 5% of the outstanding shares of Common Stock except for Mr. Eduardo A. Masferrer who reports beneficial ownership of 8.3% of the outstanding shares of Common Stock. Also listed below are the other Executive Officers of Hamilton Bancorp together with their ages, their principal occupations during the past five years and any other directorships they hold with companies having securities registered under the Securities Exchange Act of 1934.

Directors' Name, Age, Principal Occupation and Certain Other Directorships

Eduardo A. Masferrer, age 52                          Director Since 1988

         Mr. Masferrer has served as Hamilton Bancorp's Chairman of the Board since 1988 and as its President and Chief Executive Officer since 1990. Mr. Masferrer has also served as a director of Hamilton Bank, N.A. since his election in 1988, as Chief Executive Officer of Hamilton Bank since 1990 and as President of Hamilton Bank from 1990 to 1997.

William Alexander, age 78                             Director Since 1997

         Mr. Alexander has served as a director and Vice Chairman of Hamilton Bank since his election in 1988.

Juan Carlos Bernace, age 40                           Director Since 1999

         Mr. Bernace has served as an Executive Vice President of Hamilton Bancorp since 1997 and as President, Senior Lending Officer and a Director of Hamilton Bank since November 1997. Mr. Bernace served as Executive Vice President of Hamilton Bank from 1996 to 1997.

 Ronald E. Frazier, age 58                            Director Since 1999

         Mr. Frazier has served as a director of Hamilton Bank since his election in 1982. Mr. Frazier is the founder and, since its establishment 1973, has served as the President of Ronald E. Frazier & Associates, P.A., a consulting firm specializing in architecture and urban design and planning.

Ronald A. Lacayo, age 46                              Director Since 1999

         Mr. Lacayo has served as a director of Hamilton Bank since his election in 1988. Since 1996, Mr. Lacayo also has served as the President and Chief Executive Officer of Crugerwets Capital Partners, Ltd., a financial consulting firm in Miami, Florida, and from 1978 as the Secretary of The Record Companies Group, an El Salvadorian manufacturer of automotive batteries. In 1999 Mr. Lacayo served as Chairman and Chief Executive Officer of Banco Nicaraguense de Industria y Comercio, S.A., a commercial bank in Nicaragua. From 1985 to 1997 Mr. Lacayo was the President and Chief Executive Officer of Raymel Corporation, a sportswear manufacturer in Miami, Florida.

George A. Lyall, age 77                               Director Since 1999

         Mr. Lyall has served as a director of Hamilton Bank since his election in 1988. From 1991 to 2000 Mr. Lyall served as the Chairman of the Board of Miami Air International, a charter air carrier.

Other Current Executive Officers Name, Age, Principal Occupation and Certain Other Directorships

J. Reid Bingham, age 55

         Mr. Bingham has served as General Counsel and Secretary of Hamilton Bancorp and Hamilton Bank since 1996.

Felix M. Garcia, age 51

         Mr. Garcia has served as an Executive Vice President of Hamilton Bank since 2000. From 1999 to 2000, Mr. Garcia served as Executive Vice President and Head of Corporate Lending of Union Planters Bank. From 1985 to 1999 Mr. Garcia held various positions with Republic National Bank of Miami, including Executive Vice President and Chief Credit Officer from 1993 to 1999. From 1972 to 1985 Mr. Garcia held various positions with the Office of the Comptroller of the Currency.

James J. Gartner, age 60

         Mr. Gartner has served as Executive Vice President - Risk Management of Hamilton Bank since March 2000. From 1998 to 2000 Mr. Gartner was Executive Vice President and a Director of First National Bank of Nevada and First Bank Arizona, N.A., Scottsdale, Arizona. From 1996 to 1998 Mr. Gartner was Executive Vice President and Director of Bank of Arizona, Scottsdale, Arizona, and Executive Vice President of The Bank of New Mexico, Albuquerque, New Mexico. From 1972 to 1985 Mr. Gartner held various positions with the Office of the Comptroller of the Currency.

L. Timothy Harris, age 45

         Mr. Harris has served as an Executive Vice President and Chief Financial Officer of Hamilton Bancorp and Hamilton Bank since March 2001. From 1987 to 1997 Mr. Harris held various positions with Capital Bank, Miami, Florida, including Executive Vice President and Chief Financial Officer from 1993 to 1997. From 1997 to 1999 Mr. Harris was Executive Vice President and Chief Financial Officer of Union Planters Bank, N.A. in Florida. From August 1999 to April 2000 Mr. Harris was Senior Vice President and Chief Financial Officer of Crescent Heights of America, a real estate development firm in Miami, Florida. From August 2000 to March 2001 Mr. Harris was Executive Vice President and Chief Financial Officer of ALeNet, Inc., computer application services provider in Coral Gables, Florida.

Maria Justo, age 42

         Ms. Justo has served as an Executive Vice President of Hamilton Bank since October 2000 and as a Senior Vice President from July 1999 to October 2000. From 1996 to 1999 Ms. Justo was President and Chief Executive Officer of Eagle National Bank, N.A., Miami, Florida, and from 1991 to 1996 Ms. Justo was Vice President and Team Leader for the Southern Cone of Barclays Bank PLC.

John F. Stumpff, age 53

         Mr. Stumpff has served as an Executive Vice President of Hamilton Bancorp since October 2000, as an Executive Vice President of Hamilton Bank since January 2001 and as a Senior Vice President of Hamilton Bancorp from 1998 to 2000. From 1993 to 1998 Mr. Stumpff served as Senior Vice President-Administration of Hamilton Bank. From 1965 to 1992 Mr. Stumpff served in the United States Coast Guard, attaining the rank of Capitan.

OWNERSHIP OF EQUITY SECURITIES

         The following table sets forth information concerning the beneficial ownership of the Common Stock of Hamilton Bancorp as of October 4, 2001 by (i) each director and nominee for director, (ii) each person known to Hamilton Bancorp to be the beneficial owner of more than 5% of its outstanding Common Stock, (iii) the Chief Executive Officer and the other Executive Officers listed in the summary compensation table and (iv) all directors and Executive Officers of Hamilton Bancorp as a group.

                                           Amount and Nature of     Percentage of Outstanding
Name of Beneficial Owner                   Beneficial Ownership           Shares Owned
-------------------------                  --------------------     -------------------------
Eduardo A. Masferrer.................           843,422 (1)                   8.3%
William Alexander ...................            30,019 (2)                     *
Juan Carlos Bernace..................           147,466 (3)                   1.4%
Ronald E. Frazier....................            52,750 (4)                     *
Ronald A. Lacayo.....................           103,685 (5)                   1.0%
George A. Lyall......................            58,740 (6)                     *
Felix M. Garcia......................            13,666 (7)                     *
Maura A. Acosta......................           108,651 (8)                   1.1%
J. Reid Bingham......................            50,179 (9)                     *
All directors and executive officers
of Hamilton Bancorp as a group (12
persons)                                      1,422,157(10)                 13.55%

FMR Corp.............................           619,000(11)                   6.1%
Edward C. Johnson 3rd
Fidelity Management & Research
Company
Fidelity Low Priced Stock Fund
82 Devonshire Street
Boston, Massachusetts 02109

------------------------
 *       Less than 1%

(1) Includes (i) 17,687 shares of Common Stock held by Mr. Masferrer and his wife, Maura A. Acosta, as joint tenants with rights of survivorship and (ii) 61,633 shares of Common Stock issuable upon the exercise of options granted to Mr. Masferrer under the Stock Option Plans. Does not include 90,964 of the shares of Common Stock reported as beneficially owned by Maura A. Acosta or 6,441 shares on Stock issuable upon the exercise of options granted to Mr. Masferrer under the Stock Option Plans, which options are not currently exercisable.

(2) Includes 22,415 shares of Common Stock issuable upon the exercise of options granted to Mr. Alexander under the Stock Option Plans. Does not include 1,000 shares of Common Stock issuable upon the exercise of options granted to Mr. Alexander under the Stock Option Plans, which options are not currently exercisable.

(3) Includes 141,466 shares of Common Stock issuable upon the exercise of options granted to Mr. Bernace under the Stock Option Plans. Does not include 4,372 shares of Common Stock issuable upon the exercise of options granted to Mr. Bernace under the Stock Option Plans, which options are not currently exercisable.

(4) Includes 52,750 shares of Common Stock issuable upon the exercise of options granted to Mr. Frazier under the Stock Option Plans. Does not include 1,000 shares of Common Stock issuable upon the exercise of options granted to Mr. Frazier under the Stock Option Plans, which options are not currently exercisable.

(5) Includes 29,750 shares of Common Stock issuable upon the exercise of options granted to Mr. Lacayo under the Stock Option Plans. Does not include 1,000 shares of Common Stock issuable upon the exercise of options granted to Mr. Lacayo under the Stock Option Plans, which options are not currently exercisable

(6) Includes 52,750 shares of Common Stock issuable upon the exercise of options granted to Mr. Lyall under the Stock Option Plans. Does not include 1,000 shares of Common Stock issuable upon the exercise of options granted to Mr. Lyall under the Stock Option Plans, which options are not currently exercisable.

(7) Includes 6,666 shares of Common Stock issuable upon the exercise of options granted to Mr. Garcia under the Stock Option Plans. Does not include 13,334 shares of Common Stock issuable upon the exercise of options granted to Mr. Garcia under the Stock Option Plans, which options are not currently exercisable.

(8) Includes (i) 17,687 shares of Common Stock held by Ms. Acosta and her husband, Eduardo A. Masferrer, as joint tenants with rights of survivorship and (ii) 90,464 shares of Common Stock issuable upon the exercise of options granted to Ms. Acosta under the Stock Option Plans. Does not include 825,735 of the shares of Common Stock reported as beneficially owned by Eduardo A. Masferrer.

(9) Includes 44,316 shares of Common Stock issuable upon the exercise of options granted to Mr. Bingham under the Stock Option Plans. Does not include 3,127 shares of Common Stock issuable upon the exercise of options granted to Mr. Bingham under the Stock Option Plans, which options are not currently exercisable.

(10) Includes an aggregate of 426,360 shares of Common Stock issuable upon the exercise of options granted under the Stock Option Plans. Does not include an aggregate of 31,182 of Common Stock issuable upon the exercise of options granted under the Stock Option Plans, which options are not currently exercisable. See footnotes (1) - (11) above.

(11) According to a Schedule 13G filed with the Securities and Exchange Commission on February 14, 2001, FMR Corp., its controlling shareholder, Edward C. Johnson 3rd, its wholly-owned subsidiary, Fidelity Management & Research Company ("Fidelity"), and a stock fund for which Fidelity is the investment adviser, Fidelity Low Priced Stock Fund, were the beneficial owners of 619,000 shares of Common Stock as of December 31, 2000 and had the sole power to dispose of such shares. The Schedule 13G also states that the Board of Trustees of the Fund had the sole power to vote such shares.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

         Attendance. The Board of Directors of Hamilton Bancorp held eight meetings in 2000. During fiscal year 2000, the Board had standing Audit and Compensation Committees. All of the directors, with the exception of a former director, Mr. Thomas F. Gaffney, attended at least 75% of the aggregate of the meetings of the Board of Directors of Hamilton Bancorp and of the above committees on which they served, during the period they were directors and members of such committees in 2000.

         Audit Committee. The Audit Committee of the Board of Directors held nine meetings in 2000. The principal responsibilities of the Committee are to ensure that the Board of Directors receives objective information regarding policies, procedures and activities of Hamilton Bancorp with respect to auditing, accounting, internal accounting controls, financial reporting, regulatory matters and such other activities of Hamilton Bancorp as may be directed by the Board of Directors. The Board of Directors has adopted a written charter for the Audit Committee, and a copy of the charter is attached hereto as an appendix. The following directors are the current members of the Audit
Committee: Messrs. Ronald Frazier, Ronald A. Lacayo, George Lyall and Benton L. Moyer (Mr. Moyer's term as a committee member will cease on November 27, 2001 as he is not standing for re-election to the Board of Directors).

         Compensation Committee. The Compensation Committee of the Board of Directors held three meetings in 2000. The Compensation Committee is authorized, among other things, to review and make recommendations to the Board of Directors regarding employee compensation, to administer various employee benefit plans and to monitor employment conditions and personnel policies. The following directors are the current members of the Compensation Committee: Messrs. William Alexander, Ronald Frazier, George Lyall and Benton L. Moyer (Mr. Moyer's term as a committee member will cease on November 27, 2001 as he is not standing for re-election to the Board of Directors).

EXECUTIVE COMPENSATION

         The following table sets forth the compensation paid by Hamilton Bancorp for services rendered during the year 2000 to the five most highly compensated Executive Officers (the "Named Officers") of Hamilton Bancorp and/or Hamilton Bank.

                                               SUMMARY COMPENSATION TABLE


                                                                                                    LONG-TERM
                                                       ANNUAL COMPENSATION                         COMPENSATION
                                                       -------------------                            AWARDS
                                                                                                   ------------
                                                                                                    SECURITIES
                                                                                 OTHER ANNUAL       UNDERLYING        ALL OTHER
               NAME AND                           SALARY          BONUS          COMPENSATION         OPTIONS        COMPENSATION
          PRINCIPAL POSITION           YEAR         ($)            ($)                ($)               #                ($)
----------------------------------     ----       ------          ------         ------------      -----------       ------------
Eduardo A. Masferrer..............     2000       896,210              -0-                -(1)           19,325          2,483(2)
   Chairman of the Board,              1999       853,534          662,000                -(1)              -0-          2,500(2)
   President and Chief                 1998       775,900        1,103,591                -(1)              -0-          4,621(2)
   Executive Officer

Juan Carlos Bernace...............     2000       242,000              -0-                -(1)           13,117          2,483(2)
   Executive Vice President            1999       220,000           70,000                -(1)              -0-          2,500(2)
                                       1998       200,000          100,000                -(1)           35,576          4,648(2)


Felix M. Garcia...................     2000       142,423          100,000                -(1)           20,000               -0-
   Executive Vice President            1999            --(3)            --(3)             -(1)               --(3)            --(3)
   Hamilton Bank                       1998            --(3)            --(3)             -(1)               --(3)            --(3)


Maura A. Acosta...................     2000       209,090              -0-                -(1)            7,468          2,483(2)
   Executive Vice President (4)        1999       203,000           49,000                -(1)              -0-          2,500(2)
                                       1998       195,000           70,000                -(1)           20,062          4,664(2)


J. Reid Bingham...................     2000       176,000              -0-                -(1)            4,690          2,189(2)
   General Counsel and                 1999       170,000           24,500                -(1)              -0-          2,431(2)
   Secretary                           1998       165,000           35,000                -(1)           10,000          4,855(2)

---------------------------

(1) The aggregate amount of perquisites and other personal benefits provided to such Named Officer is less than 10% of the total annual salary and bonus of such officer.

(2) Represents matching and additional contributions made by Hamilton Bank under its 401(k) plan.

(3)      Mr. Garcia joined Hamilton Bank ON April 26, 2000.

(4)      Ms. Acosta ceased being an employee of Hamilton Bank in April 2001.

DIRECTORS' COMPENSATION

         The directors of Hamilton Bancorp, other than Executive Officers or directors of Hamilton Bank, receive a quarterly retainer of $4,000 and a fee of $1,000 for each meeting of the Board or committee attended in excess of regular quarterly meetings of the Board and one meeting of each committee per year. The directors of Hamilton Bank, other than Executive Officers, receive from Hamilton Bank a monthly retainer of $6,000 ($6,900 effective May 1, 2000), a fee of $1,500 for each meeting attended of the Board of Directors of Hamilton Bank and a fee of $1,000 for each meeting attended of a Board committee of

Hamilton Bank. All current directors of Hamilton Bancorp and all nominees for directors of Hamilton Bancorp are also directors of Hamilton Bank. Hamilton Bancorp also reimburses all directors of Hamilton Bancorp for all travel-related expenses incurred in connection with their activities as directors.

HAMILTON BANCORP BONUS POLICY

         Historically, Hamilton Bank distributed an aggregate percentage of up to 11% (approximately 5% in 1999) of Hamilton Bank's pre-tax net income, after the deduction of loan loss provisions ("Available Pre-Tax Net Income"), to its executive officers and other employees as bonuses. Up to five percent (5%) of the Available Pre-Tax Net Income has historically been distributed to Eduardo A. Masferrer, Hamilton Bank's Chairman of the Board, President and Chief Executive Officer, although in 1998 and 1999 the amount was 3% and 2%, respectively. Due to the pre-tax loss experienced by Hamilton Bank in 2000, no senior officers received a bonus in 2000 (other than signing bonuses paid to two newly hired officers). Bonuses were paid to other employees based upon and in accordance with the following criteria: (i) each employee whose job performance was satisfactory or better, as determined by an appropriate department head, received a bonus equal to two weeks' salary, (ii) each employee whose quarterly job performance is significantly above average, as determined by an appropriate department head, received an additional bonus equal to one week's salary for each quarter in which such a review is received and (iii) an additional amount was paid to those employees who made superior contributions to Hamilton Bank during the year as determined by Hamilton Bank's Personnel Management Committee. Hamilton Bank may also make an additional contribution from the Available Pre-Tax Net Income to the 401(k) plan for its executive officers and other employees on behalf of all participants in the 401(k) plan at the end of the year. Due to the pre-tax loss experienced by Hamilton Bank in 2000, no such additional contribution was paid in 2000. During the year ended December 31, 2000, $341,197 was distributed in bonuses as discussed above.

HAMILTON BANCORP STOCK OPTION PLANS

         In December 1993, Hamilton Bancorp adopted the 1993 Stock Option Plan for Key Employees and Directors, pursuant to which 624,302 shares of Common Stock are currently reserved for issuance upon exercise of options. In June 1998, Hamilton Bancorp adopted the 1998 Executive Incentive Compensation Plan, pursuant to which 122,500 shares of Common Stock are currently reserved for issuance upon exercise of options. In October 2000, Hamilton Bancorp adopted the 2000 Executive Incentive Compensation Plan, pursuant to which 300,000 shares of Common Stock are currently reserved for issuance upon exercise of options. The 1993 Stock Option Plan, the 1998 Executive Incentive Compensation Plan and the 2000 Executive Incentive Compensation Plan (collectively, the "Stock Option Plans") are designed as a means to retain and motivate key employees and directors. Hamilton Bancorp's Compensation Committee, or in the absence thereof, the Board of Directors, administers and interprets the Stock Option Plans and is authorized to grant options thereunder to all eligible employees of the Company including executive officers and directors (whether or not they are employees) of Hamilton Bancorp or affiliated companies. Options granted under the Stock Option Plans are on such terms and at such prices as determined by the Compensation Committee, except that the per share exercise price of incentive stock options cannot be less than the fair market value of the Common Stock on the date of grant. Each option is exercisable after the period or periods specified in the option agreement, but no option may be exercisable after the expiration of ten years from the date of grant. The 1993 Stock Option

Plan will terminate on December 3, 2003, the 1998 Stock Option Plan will terminate on June 15, 2008 and the 2000 Executive Incentive Compensation Plan will terminate on September 1, 2010, unless a Stock Option Plan is sooner terminated by Hamilton Bancorp's Board of Directors. Incentive stock options granted to an individual who owns (or is deemed to own) at least 10% of the total combined voting power of all classes of stock of Hamilton Bancorp or its subsidiary must have an exercise price of at least 110% of the fair market value of the Common Stock on the date of grant, and a term of no more than five years. The Stock Option Plans also authorize Hamilton Bancorp to make or guarantee loans to optionees to enable them to exercise their options. Such loans must (i) provide for recourse to the optionee, (ii) bear interest at a rate not less than the prime rate of interest and (iii) be secured by the shares of Common Stock purchased. The Board of Directors has the authority to amend or terminate the Stock Option Plans, provided that no such amendment may impair the rights of the holder of any outstanding option without the written consent of such holder, and provided further that certain amendments of the Stock Option Plans are subject to stockholder approval.

         The following table sets forth certain information with respect to options to purchase shares of Common Stock granted under Hamilton Bancorp's Stock Option Plans to the Named Officers during the year ended December 31, 2000, and represents all options granted by Hamilton Bancorp to such Named Officers for the period. The options described below as granted to Messrs. Masferrer, Bernace and Bingham and Ms. Acosta were granted in January 2000 with respect to such person's performance during the year ended December 31, 1999 and were disclosed in the proxy statement for the Annual Meeting of Stockholders of Hamilton Bancorp held on October 23, 2000. The options described below as granted to Mr. Garcia were granted to him at the time of his hiring in 2000.

         In accordance with rules of the Securities and Exchange Commission, the table also describes the hypothetical gains that would exist for the respective options granted based on assumed rates of annual compounded stock appreciation of 5% and 10% from the date of grant to the end of the option term. These hypothetical gains are based on assumed rates of appreciation and, therefore, the actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock, overall stock market conditions and the Named Officer's continued employment with the Company. As a result, the amounts reflected in this table may not necessarily be achieved.

                                           OPTION GRANTS IN LAST FISCAL YEAR

                                                                                             POTENTIAL REALIZABLE
                                                                                               VALUE AT ASSUMED
                                                                                            ANNUAL RATES OF STOCK
                                                                                            PRICE APPRECIATION FOR
                                  INDIVIDUAL GRANTS                                              OPTION TERM
                                  -----------------                                              -----------
                           Number of
                           Securities         % of Total
                           Underlying       Options Granted   Exercise    Expiration
                            Options         to Employees in    Price      ----------
Name                      Granted (#)         Fiscal Year      ($/Sh)         Date               5%            10%
----                      -----------         -----------      ------         ----               --            ---
Eduardo A. Masferrer ...     19,325              16.6%         $17.75        1/3/10           $215,723       $546,684
Juan Carlos Bernace.....     13,117              11.2%          17.75        1/3/10           $146,423       $371,066
Felix M. Garcia.........     20,000              17.1%          17.50       4/26/10           $220,113       $557,810
Maura A. Acosta ........      7,468               6.4%          17.75        1/3/10           $ 83,364       $211,262
J. Reid Bingham               4,690               4.0%          17.75        1/3/10           $ 52,376       $132,732

         The following table shows information concerning the exercise of stock options during fiscal year 2000 by each of the Named Officers and the fiscal year-end value of their unexercised options.


                               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                                      AND FISCAL YEAR-END OPTION VALUES

                                                                                           VALUE OF UNEXERCISED IN-
                                                             NUMBER OF UNEXERCISED             THE-MONEY OPTIONS
                              SHARES                         OPTIONS AT FY-END (#)             AT FY-END ($)(1)
                             ACQUIRED        VALUE           ---------------------             ----------------
                                ON         REALIZED
          NAME               EXERCISE         ($)          EXERCISABLE/UNEXERCISABLE       EXERCISABLE/UNEXERCISABLE
------------------------      ------        -------          ---------------------         -------------------------
Eduardo A. Masferrer....        -0-           -0-               48,750 /19,325                     $-0-/-0-
Juan Carlos Bernace.....        -0-           -0-               132,722 /13,117                    $-0-/-0-
Felix M. Garcia.........        -0-           -0-                 -0- /20,000                      $-0-/-0-
Maura A. Acosta.........        -0-           -0-                87,975 /7,468                     $-0-/-0-
J. Reid Bingham.........        -0-           -0-                 -0- /15,000                      $-0-/-0-

------------------------
    (1) Represents the difference between the closing price of Hamilton Bancorp's common stock on December 29, 2000 ($9.00) and the exercise price of the options multiplied by the number of shares represented by such options.

401(K) PLAN

         The Company maintains a 401(k) plan for its executive officers and other employees. Under the terms of the 401(k) plan, for each dollar contributed by an employee, the Company intends to contribute a discretionary amount on behalf of the participant (the "Matching Contribution"). In addition, at the end of the plan year, the Company may make an additional contribution from the Available Pre-Tax Net Income bonus pool on behalf of all participants at the end of the year ("Additional Contribution"). The amount that the Company contributes to the 401(k) plan has historically varied from year to year. During the year ended December 31, 2000, the Company made a $0.25 Matching Contribution and no Additional Contribution on behalf of each participant in the aggregate amount of $82,738.

EMPLOYMENT AGREEMENTS

         Each of the Named Officers entered into employment agreements with the Company, each dated October 1, 1999 for Messrs. Masferrer, Bernace and Bingham and Ms. Acosta and April 26, 2000 for Mr. Garcia. The agreements for Messrs. Masferrer, Bernace and Bingham and Ms. Acosta provide that the Named Officers' compensation will not be reduced below his/her 1999 salary as reflected in the Summary Compensation Table and are for a term of three years (5 years in the case of Mr. Masferrer). The agreement for Mr. Garcia provides that his compensation will not be reduced below $210,000 and is for an initial term of three years. Each contract (other than Mr. Masferrer's) also provides for a performance bonus in the event of a change in control of the Company. The performance bonus for Messrs. Bernace and Bingham and Ms. Acosta will be equal to the Named Officer's compensation for the year preceding the change in control. The performance bonus for Mr. Garcia will be equal to twice the Named Officer's compensation for the year preceding the change in control if within ninety (90) days following the consummation of the change in control (a) the Named Officer voluntarily terminates his employment with Hamilton Bank (or its successors) or (b) Hamilton Bank (or its successors) notifies the Named Officer that it elects to terminate the Named Officer's employment with Hamilton Bank. Mr. Masferrer's contract provides for a payment to him if he is terminated as a result of the change in control equal to 2.99 times his average annualized compensation in the preceding 5 years. Each December 31 the term of each employment contract is extended for an additional year (commencing December 31, 2000 for Messrs. Masferrer, Bernace and Bingham and Ms. Acosta and April 26, 2002 for Mr. Garcia) unless the company or the Named Officer affirmatively elects not to so extend the employment agreement. Mr. Masferrer's employment agreement also provides for a supplemental retirement benefit of not less than $650,000 per year beginning at age 65 and paid annually for 15 years. Each agreement provides that if the employee leaves the Company such employee will not attempt to influence any customers of the Company to curtail any business they may transact with the Company or attempt to influence any employee of the Company to terminate his/her employment with the Company. Mr. Masferrer's agreement also provides that through the second anniversary after the expiration of his agreement that he will not engage in business in competition with the Company.

AUDIT COMMITTEE REPORT

         The Audit Committee oversees Hamilton Bancorp's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

         The Committee reviewed with Deloitte & Touche LLP ("Deloitte & Touche"), Hamilton Bancorp's independent auditors who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of Hamilton Bancorp's accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards, including the Statement on Auditing Standards No. 61, as may be modified or supplemented. In addition, the Committee has discussed with the independent auditors the auditors' independence from management and Hamilton Bancorp, including the matters in the written disclosures required by the Independence Standards Board in Standard No. 1 (Independence Discussion with Audit Committee), as may be modified or supplemented.

         The Committee discussed with Hamilton Bancorp's internal and independent auditors the overall scope and plans for their respective audits. The Committee met with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of Hamilton Bancorp's internal controls, and the overall quality of Hamilton Bancorp's financial reporting. The Committee held nine meetings during fiscal 2000.

         The fees billed to Hamilton Bancorp by Deloitte & Touche for fiscal year 2000 were as follows:

Audit Fees.

         Deloitte & Touche's fees for its audit of Hamilton Bancorp's 2000 annual financial statements and its review of Hamilton Bancorp's 2000 quarterly financial statements was $687,151, of which $18,076 was billed in fiscal year 2000.

         In addition, Deloitte & Touche's fees for services rendered in 2000 in connection with a Board of Directors investigation of, comments received from the Securities and Exchange Commission pertaining to, and restatement of previously issued annual financial statements and quarterly financial statements was $307,986. In addition, Deloitte & Touche's fees through September 30, 2001 for services rendered in 2001 pertaining to these matters totaled $672,806.

Financial Information Systems Design and Implementation Fees.

         Deloitte & Touche did not bill Hamilton Bancorp any fees related to financial information systems design and implementation.

All Other Fees.

         Deloitte & Touche billed Hamilton Bancorp a total of $106,465 for services rendered that are not described above.

         The Committee has considered whether the provision of the services included in the category "All Other Fees" is compatible with maintaining Deloitte & Touche' independence.

         The Directors who served on the Audit Committee in 2000 were all "Independent" for purposes of the NASDAQ listing standards. That is, the Board determined that none of the Directors who served on the Audit Committee had a relationship to Hamilton Bancorp that may interfere with his independence from Hamilton Bancorp or its management.

         The Directors who serve on the Audit Committee in 2001 are all "Independent" as described above for purposes of the NASDAQ listing standards with the exception of Mr. Benton L. Moyer, who during the period June through September 2001 was temporarily Chief Operating Officer of Hamilton Bank and as such could not be considered "Independent" under applicable NASDAQ Rules and during such period recused himself from the Audit Committee. NASDAQ Rules do allow Audit Committees to have one member who is not "Independent" and is not a current employee. Accordingly, the Board determined that, given Mr. Moyer's prior experience and knowledge as a member of the Audit Committee and the knowledge and information he obtained in his temporary position at Hamilton Bank, it would be in the best interests of Hamilton Bancorp for Mr. Moyer to continue as a member of the Audit Committee from October 1, 2001 until this annual meeting.

         In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the Securities and Exchange Commission. The Committee also recommended the selection of Deloitte & Touche as Hamilton Bancorp's independent auditors for 2001.

                                    AUDIT COMMITTEE
                                    Ronald Frazier
                                    Ronald A. Lacayo
                                    George Lyall
                                    Benton L. Moyer

COMPENSATION COMMITTEE REPORT

         The Compensation Committee consists of four non-employee directors:
Messrs. William Alexander, Ronald Frazier, George Lyall and Benton L. Moyer. This report relates to compensation paid for Hamilton Bancorp's 2000 fiscal year to Eduardo A. Masferrer, Chairman, President and Chief Executive Officer of Hamilton Bancorp and all of the executive officers of Hamilton Bancorp.

Compensation Philosophy

         Hamilton Bancorp's executive compensation program is designed to closely link compensation to corporate performance and returns to stockholders. The principal objectives of this strategy are to attract and retain high quality executive talent, to motivate these executives to achieve Hamilton Bancorp's strategic goals and to link executive and stockholder interests. To this end, Hamilton Bancorp has developed an overall compensation strategy and specific compensation plans that tie a significant portion of executive compensation to Hamilton Bancorp's success in meeting specified performance goals and to appreciation in the price of Hamilton Bancorp's Common Stock.

         To meet these goals, the Compensation Committee reviews Hamilton Bancorp and personal performance, stock price and executive compensation levels. An independent executive compensation consultant has been used from time to time to assess the competitiveness of the executive compensation program in relation to those of other public corporations with which Hamilton Bancorp competes for executive talent. The corporations whose compensation practices have been studied as part of this comparative review include the full range of corporations with which Hamilton Bancorp competes for executive talent both within and outside the banking industry.

         The key elements of Hamilton Bancorp's executive compensation in fiscal 2000 consisted of three components, each of which is intended to serve Hamilton Bancorp's overall compensation philosophy: base salary, the annual bonus and stock options. The Compensation Committee's policies with respect to each of these elements, including the basis for the compensation awarded to Mr. Eduardo
A. Masferrer, Hamilton Bancorp's Chairman, President and Chief Executive Officer, are discussed below. In addition, while the elements of compensation described below are considered separately, the Compensation Committee takes into account the full compensation package afforded by Hamilton Bancorp and Hamilton Bank to each individual, including pension benefits, insurance and other benefits, as well as the programs described below.

Base Salary

         Base salaries for executive officers are determined by evaluating the responsibilities of the executive's position and the experience of the individual, and by reference to the competitive marketplace for executive talent, including a comparison to base salaries for comparable positions at other companies.

         Executives' base salaries are reviewed by the Compensation Committee on an annual basis and adjustments are determined by (i) evaluating the performance of Hamilton Bancorp and each executive officer, (ii) considering changes in responsibilities for executives, (iii) with respect to executive officers with responsibility for a particular business unit, considering the unit's financial results and (iv) considering increases in median pay levels for comparable positions at other companies and salary increases granted to other employees of Hamilton Bancorp, aiming to implement similar increases to maintain a competitive position.

         Mr. Masferrer's base salary for fiscal year 2000 was $896,210 per year and was set in December 1999 pursuant to the Employment Agreement between Hamilton Bancorp and Mr. Masferrer dated October 1, 1999. Due to the pre-tax loss experienced by Hamilton Bank in 2000, the Compensation Committee determined that Mr. Masferrer's base salary for fiscal year 2001 will remain at $896,210.

Annual Bonus

         Pursuant to Hamilton Bancorp's Annual Bonus Policy, Executive Officers are eligible for an annual cash bonus based on their contribution to Hamilton Bancorp during the year. Historically Hamilton Bancorp has distributed up to 11% (5% to Mr. Eduardo A. Masferrer and 6% to other Executive Officers and employees) of its pre-tax net income, after the deduction of loan loss provisions ("Available Pre-Tax Net Income"), as bonuses to its Executive Officers and other employees. Due to the pre-tax loss experienced by Hamilton Bank in 2000, no senior officers received a bonus in 2000 (other than signing bonuses paid to two newly hired officers).

Stock Options

         Under Hamilton Bancorp's Stock Option Plans, the Compensation Committee may grant options to purchase Common Stock at its then current market value. The Compensation Committee sets guidelines for the number of such awards based on factors including competitive compensation data, the importance of the executive's position, incentive towards achievement of future long-term goals, corporate performance and individual performance against objectives agreed upon between each employee and his or her manager. The options granted in January 2000 for performance in 1999 vest in thirds twelve, eighteen and twenty-four months after the grant if the executive is then employed with Hamilton Bancorp or Hamilton Bank or as otherwise determined by the Compensation Committee on a case by case basis. No options were granted with respect to performance in 2000, except for options granted to two newly hired officers at the time of the signing of their employment agreements.

Conclusion

         Through the programs described above, a substantial portion of Hamilton Bancorp's executive compensation is linked directly to individual and corporate performance and stock price appreciation. The Compensation Committee intends to continue the policy of directly linking a significant portion of executive compensation to corporate performance and stockholder returns.

                                COMPENSATION COMMITTEE

                                William Alexander
                                Ronald E. Frazier
                                George A. Lyall
                                Benton L. Moyer

CERTAIN TRANSACTIONS WITH MANAGEMENT

         From time to time, Hamilton Bank makes loans and extends credit to certain of Hamilton Bancorp's and/or Hamilton Bank's officers and directors and to certain companies affiliated with such persons. In the opinion of Hamilton Bancorp all of such loans and extensions of credit were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other third parties. At December 31, 2000, an aggregate of $147,500 of loans and extensions of credit were outstanding to executive officers and directors of Hamilton Bancorp and/or Hamilton Bank and to companies affiliated with such persons.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires Hamilton Bancorp's directors, executive officers and holders of more than 10% of Hamilton Bancorp's Common Stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of Hamilton Bancorp. Based solely upon its review of
Section 16(a) reports furnished to Hamilton Bancorp and upon representations made to Hamilton Bancorp, Hamilton Bancorp believes that during or with respect to 2000 its directors, executive officers and holders of more than 10% of its Common Stock complied with all Section 16(a) filing requirements.

PERFORMANCE GRAPH

         Set forth below is a line graph comparing the cumulative total stockholder return on Hamilton Bancorp's Common Stock, based on the market price of the Common Stock, with the cumulative total return of companies on Standard & Poor's Small Cap 600 Index and the NASDAQ Bank Index, for the period commencing March 31, 1997 and ended December 31, 2000. Returns are based upon the quarter-end to quarter-end price and assume dividends, if any, are reinvested. The graph assumes $100 was invested on March 31, 1997 in Hamilton Bancorp's Common Stock, Standard & Poor's Small Cap 600 Index and the NASDAQ Bank Index.


                              HAMILTON BANCORP INC.
                                Performance Chart

       DATE      HABK              NASDAQ BANK INDEX       S&P SMALL CAP
    03/31/97     100                       100                 100
    06/30/97     155                       117                 118
    09/30/97     159                       137                 137
    12/31/97     169                       151                 132
    03/31/98     191                       161                 147
    06/30/98     209                       154                 140
    09/30/98     151                       126                 110
    12/31/98     155                       133                 129
    03/31/99     150                       127                 118
    06/30/99     139                       136                 135
    09/30/99     123                       122                 129
    12/31/99     103                       123                 144
    03/31/00      91                       111                 152
    06/30/00     101                       112                 154
    09/30/00      99                       129                 159
    12/31/00      52                       141                 160


                              (PERFORMANCE GRAPH)


APPOINTMENT OF INDEPENDENT AUDITORS

         On October 10, 2001, Hamilton Bancorp received notice from its independent auditor, Deloitte & Touche, of its resignation as Hamilton Bancorp's certifying accountant. Because Deloitte & Touche resigned, rather than being dismissed by Hamilton Bancorp, neither Hamilton Bancorp's Audit Committee nor Board of Directors recommended or approved of the change in Hamilton Bancorp's independent auditor. Deloitte & Touche is continuing to provide certain tax services to Hamilton Bancorp. Hamilton Bancorp has begun the process of seeking a new independent auditor. As of the date hereof, Hamilton Bancorp has not engaged a new independent auditor.

         Deloitte & Touche's report on Hamilton Bancorp's financial statements for the fiscal years ended December 31, 1999 and December 31, 2000, did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified as to audit scope or accounting principles. However, Deloitte & Touche's report on Hamilton Bancorp's financial statements for the year ended December 31, 2000 included an explanatory paragraph as to uncertainties as follows: "The accompanying 2000 consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 8 to the consolidated financial statements, at December 31, 2000, Hamilton Bank, N.A. (the 'Bank'), a 99.78% owned subsidiary of the Company, did not meet the minimum capital requirements prescribed by the Office of the Comptroller of the Currency (the 'OCC'). The Bank is operating under a cease and desist order by consent (the 'September 8 Order') with the OCC that, among other things, requires it to meet prescribed capital requirements by no later than September 30, 2000. Failure of the Bank to comply with the terms of the September 8 Order could result in the assessment of civil money penalties, the issuance of an order by a District Court requiring compliance with the September 8 Order, the placing of restrictions on the source of deposits or, in certain circumstances, the appointment of a conservator or receiver. In addition, the Federal Deposit Insurance Corporation may initiate a termination of insurance proceeding where there has been a violation of an order. Also, as discussed in Note 8, on March 28, 2001, the OCC (i) issued a Notice of Charges which seeks the issuance of an Amended Order to Cease and Desist, (ii) issued a Temporary Order to Cease and Desist, and (iii) notified the Company of its intent to 'reclassify' the capital category of the Bank to 'undercapitalized' for purposes of Prompt Corrective Action. These matters, and the uncertainty of what actions the regulators might take related to them, raise substantial doubt about the Company's ability to continue as a going concern. Management's plans concerning these matters are also described in Note 8. The consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties."

         During the years ended December 31, 1999 and December 31, 2000, and the subsequent interim periods preceding Deloitte & Touche's resignation, there were no disagreements between Hamilton Bancorp and Deloitte & Touche on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Deloitte & Touche, would have caused it to make a reference to the subject matter of the disagreements in connection with their reports.

         Deloitte & Touche advised Hamilton Bancorp that, in connection with Deloitte & Touche's audit of Hamilton Bancorp's financial statements for the year ended December 31, 2000, Deloitte & Touche had noted certain matters involving Hamilton Bancorp's internal control and its operation that Deloitte & Touche considered to be reportable conditions under standards established by the American Institute of Certified Public Accountants. Such matters related to implementation of policies and procedures over credit administration and the implementation of the upgrade of Hamilton Bancorp's financial accounting system during 2000. Reportable conditions involve matters coming to the auditor's attention relating to significant deficiencies in the design or operation of an entity's internal control that, in the auditor's judgment, could adversely affect the entity's ability to record, process, summarize, and report financial data consistent with the assertions of management in the financial statements. Deloitte & Touche advised Hamilton Bancorp of the foregoing in a letter delivered to Hamilton Bancorp on October 10, 2001, although the issues had been discussed verbally with Deloitte & Touche and the OCC prior to receipt of the letter.

         Hamilton Bancorp has been addressing the internal control issues raised by Deloitte & Touche and the OCC since early 2001 and in some cases since 2000. Hamilton Bancorp believes it has completed or made substantial progress in implementing improvements in the credit administration area. With respect to the financial accounting system upgrade, substantially all of the issues were remedied early in 2001.

         In connection with the current regulatory examination by the OCC, which remains in process, in September 2001 the OCC advised the Bank of preliminary findings that the Bank may need to increase its allowance for loan losses reported in the Bank's Call Report as of June 30, 2001 by up to $12,000,000. Hamilton Bancorp and the Bank are in continuing discussions with the OCC regarding the OCC's preliminary findings. This matter was not resolved prior to Deloitte & Touche's resignation.

         As previously disclosed by Hamilton Bancorp, Hamilton Bancorp requested Deloitte & Touche to provide a letter addressed to the Securities and Exchange Commission stating whether Deloitte & Touche agrees or disagrees with the above statements. A copy of such letter dated October 19, 2001 was attached as an exhibit to Hamilton Bancorp's Current Report on Form 8-K/A filed on October 19, 2001.

         Hamilton Bancorp has been advised by Deloitte & Touche that, in light of its resignation, representatives of Deloitte & Touche will not be present at the Annual Meeting.

STOCKHOLDERS' PROPOSALS

         Proposals of stockholders intended to be presented at the 2002 annual meeting of Hamilton Bancorp must be in writing, not exceeding 500 words in length, and delivered to the Secretary of Hamilton Bancorp at its main offices, 3750 N.W. 87 Avenue, Miami, Florida 33178. Under Securities and Exchange Commission Regulations such proposals should be submitted to the Secretary by no later than June 1, 2002. It is the intention of Hamilton Bancorp, however, to hold its 2002 annual stockholders meeting in approximately June 2002. Accordingly, it is recommended that any such proposals be submitted to the Secretary by no later than February 1, 2002. If such proposal or proposals are in compliance with applicable rules and regulations, they will be included in Hamilton Bancorp's proxy statement and form of proxy for that meeting.


                                   BY ORDER OF THE BOARD OF DIRECTORS


                                   /s/ J. Reid Bingham


                                   J. Reid Bingham
                                   Secretary

                                    APPENDIX

                              HAMILTON BANCORP INC.

                             AUDIT COMMITTEE CHARTER


1.       PURPOSE

         a. The Audit Committee is appointed by the Board of Directors of Hamilton Bancorp Inc. (the "Bancorp" or the "Company") to assist the Board in fulfilling its oversight responsibilities. The Audit Committee's primary duties and responsibilities are to:

         - Monitor the integrity of the Bancorp's financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance.

         - Monitor the independence and performance of the Bancorp's independent auditors and internal auditing team.

         - Provide an avenue of communication among the independent auditors, management, internal auditing, and the Board of Directors.

         b. The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as anyone in the organization. The Audit Committee has the ability to retain, at the Company's expense, special legal, accounting, and other consultants or experts it deems necessary in the performance of its duties.


2.       AUDIT COMMITTEE COMPOSITION AND MEETINGS

         a. The Audit Committee shall be comprised of three or more directors as determined by the Board of Directors, each of whom shall be independent non-executive directors, free from any relationship that would interfere with the exercise of his or her independent judgment. All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the Committee shall have accounting or related financial management expertise. By NASD criteria for expertise means that one member must have past employment experience in finance or accounting, requisite professional certification in accounting, or any comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

         b. The bank holding company's Board of Directors will elect annually those members of the directorate to serve on the Audit Committee. The Audit Committee members shall meet the requirements of the NASD Exchange and be appointed by the Board. The Board will elect one of the members Committee Chair.

         c. The Federal Deposit Insurance Corporation Improvement Act of 1991 (FDICIA) requires institutions with more than $3 billion in assets to: appoint audit committee members, no less than two of whom have financial expertise; have access to its own outside counsel; and to ban all large customers from membership. FDICIA provides guidance on the definition of independence. FDIC regulations define a "large customer" for the purpose of defining audit committee members as follows:

                  "Any individual or entity (including a controlling person of any such entity) which, in the determination of the board of directors, has such significant direct or indirect credit or other relationships with the institution, that the termination of the relationships would materially and/or adversely affect the institution's financial condition or operations."

         d. NASD Exchange disqualifies former employees and immediate family members from serving on the audit committee for a period of three years. An independent director can receive no compensation in excess of $60,000 from the Company, except for Board service, retirement benefits or non-discretionary compensation. Potential members will be disqualified if they have business relationships with the holding company, or its subsidiaries, that is over $200,000 in annual revenues or 5% of gross revenues of the business, whichever is less. Additionally, to be independent, a director may not be employed as an executive of another entity where any executive of the Company serves on that entity's compensation committee.

         e. The Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Audit Committee Chairman shall approve an agenda in advance of each meeting.

         f. The Committee shall meet privately in executive session at least annually with management, the director of internal auditing, the independent auditors, and as a committee to discuss any matters that the Committee or each of these groups believe should be discussed.

         g. The Committee, or at least its Chair, should communicate with management and the independent auditors quarterly to review the Company's financial statements and significant findings based upon the auditors' limited review procedures.


3.       AUDIT COMMITTEE RESPONSIBILITIES AND DUTIES

         a.  Review procedures

                  (1). Review and reassess the adequacy of this Charter at least annually. Submit the charter to the Board of Directors for approval and have the document published at least every three years in accordance with SEC regulations.

                  (2). Review the Company's annual audited financial statements prior to filing or distribution. Review should include discussion with management and independent auditors or significant issues regarding accounting principles, practices, and judgments.

                  (3). In consultation with the management, the independent auditors, and the internal auditors, consider the integrity of the Company's financial reporting processes and controls. Discuss significant risk exposures and steps management has taken to monitor, control, and report such exposures. Review significant findings prepared by the independent auditors and the internal auditing team together with management's responses.

                  (4). Review with financial management and the independent auditors the Company's quarterly financial results prior to filing or distribution. Discuss any significant changes to the Company's accounting principles and any items require to be communicated by the independent auditors in accordance with SAS 61. The Committee Chair may represent the entire Audit Committee for purposes of this review.

         b.  Independent Auditors

                  (1). The independent auditors are ultimately accountable to the Audit Committee and the Board of Directors. The Audit Committee shall review the independence and performance of the auditors and annually recommend to the Board of Directors the appointment of the independent auditors or approve and discharge of auditors when circumstances warrant.

                  (2). Approve the fees and other significant compensation to be paid to the independent auditors.

                  (3). On an annual basis, the Committee should review and discuss with the independent auditors all significant relationships they have with the Company that could impair the auditors' independence.

                  (4). Review the independent auditors' audit plan; discuss scope, staffing, locations, reliance upon management, and internal audit and general audit approach.

                  (5). Prior to releasing the year-end earnings, discuss the results of the audit with the independent auditors. Discuss certain matters required to be communicated to audit committees in accordance with SAS 61.

                  (6). Consider the independent auditors' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

         c.  Internal Audit and Legal Compliance

                  (1). Review the budget, plan, changes in plan, activities, organizational structure, and qualifications of the internal audit team, as needed.

                  (2). Review the appointment, performance, and replacement of the senior internal audit executive.

                  (3). Review significant reports prepared by the internal audit team together with management's response and follow-up to these reports.

                  (4). On at least an annual basis, review with the Company's counsel, any legal matters that could have a significant impact on the organization's financial statements, the Company's compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.

         d.  Other Audit Committee Responsibilities

                  (1). Annually prepare a report to shareholders as required by the Securities and Exchange Commission. The report should be included in the Company's annual proxy statement. The SEC requires that the Audit Committee report to shareholders states whether they have (i) reviewed and discussed the audited financial statements with management, (ii) discussed with the independent auditors the matters required to be discussed by SAS 61, and (iii) received certain disclosures from the auditors regarding their independence as required by the ISB1 and then include a statement, if based on this review, if the Audit Committee recommended to the Board to include the audited financial statements in the annual report filed with the SEC.

                  (2). Perform any other activities consistent with this Charter, the Company's by-laws, and governing law, as the Committee or the Board deems necessary or appropriate.

                  (3). Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

PLEASE MARK YOUR CHOICE IN DARK INK PER THE EXAMPLE IN THE UPPER RIGHT HAND CORNER AND SIGN AND DATE BELOW.

                                                               Please mark   [X]
                                                               your vote as
                                                               indicated in
                                                               this example

1. Election of Directors

              VOTE FOR ALL                    WITHHOLD
               (except as                       FROM
              marked to the                    VOTING
             contrary below)                   FOR ALL

                  [ ]                            [ ]

To withhold a vote for any individual director, please strike a line through the name below.

01 William Alexander                               04 Ronald A. Lacayo
02 Juan Carlos Bernace                             05 George Lyall
03 Ronald Frazier                                  06 Eduardo A. Masferrer

(1) PLEASE DATE, SIGN EXACTLY AS YOUR NAME APPEARS AND RETURN THIS FORM IN THE ENCLOSED ENVELOPE.

(2) Your Shares will be voted according to your instructions. If you do not indicate specific instructions in the space provided above, but you properly sign the instruction card, your shares will be voted "FOR".

By checking the box to the right, I consent to future                  [ ]
delivery of annual reports, proxy statements, prospectuses and other materials and shareholder communications electronically via the Internet at a webpage which will be disclosed to me. I understand that the Company may no longer distribute printed materials to me from any future shareholder meeting until such consent is revoked. I understand that I may revoke my consent at any time by contacting the Company's transfer agent, Mellon Investor
Services LLC, Ridgefield Park, NJ and that costs normally associated with electronic delivery, such as usage and telephone charges as well as any costs I may incur in printing documents, will be my responsibility.

Signature ______________________________________________ Date___________________

--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

                     Vote by Internet or Telephone or Mail
                         24 Hours a Day, 7 Days a Week

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

--------------------------------------------------------------------------------
                                    Internet
                        http://www.proxyvoting.com/habk

Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site. You will be prompted to enter your control number, located in the box below, to create and submit an electronic ballot.
--------------------------------------------------------------------------------

                                       OR

--------------------------------------------------------------------------------
                                   Telephone
                                 1-800-840-1208

Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter your control number, located in the box below, and then follow the directions given.
--------------------------------------------------------------------------------

                                       OR

--------------------------------------------------------------------------------
                                      Mail

                              Mark, sign and date
                                your proxy card
                                      and
                                return it in the
                             enclosed postage-paid
                                    envelope
--------------------------------------------------------------------------------

              IF you vote your proxy by Internet or by telephone,
                 you do NOT need to mail back your proxy card.

--------------------------------------------------------------------------------

PROXY

                             HAMILTON BANCORP INC.

   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

      The undersigned does hereby constitute and appoint EDUARDO A. MASFERRER, or failing him, JUAN CARLOS BERNACE, or failing him, J. REID BINGHAM and each of them with power of substitution to each, the proxies of the undersigned to vote all shares of HAMILTON BANCORP INC. which the undersigned may be entitled to vote at the Annual Meeting of its stockholders to be held on November 27, 2001, at 10:00 a.m., local time, and at any adjournment or adjournments thereof upon the matters described in the accompanying Proxy Statement and upon any other business that may properly come before the meeting or adjournment thereof. Said proxies are directed to vote or to refrain from voting as checked below upon the following matters, and otherwise in their discretion upon other matters in connection with the following or otherwise as may properly come before the meeting or any adjournment thereof.

                         (Continued on the other side)

--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE